UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2012

 TG Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32639 (Commission File Number)	36-3898269 (IRS Employer Identification No.)

787 Seventh Ave, 48th Floor

New York, New York 10019

(Address of Principal Executive Offices)

(212) 554-4484

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of the Company met to approve the base salaries for 2013 for the Company’s Chief Executive Officer, Michael Weiss, and the Company’s Chief Financial Officer, Sean Power, pursuant to the terms of their employment agreements. The Committee approved an increase in Mr. Weiss’ base salary from $225,000 to $250,000. The Committee further approved an increase in Mr. Power’s base salary from $135,000 to $160,000.

Also pursuant to the terms of their employment agreements, the Committee approved bonuses for Mr. Weiss and Mr. Power in amounts of $200,000 and $60,000, respectively. In lieu of a cash payment, Mr. Weiss elected to receive 86,743 shares of the Company’s common stock, valued at $200,000. Mr. Power received a cash bonus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TG Therapeutics, Inc.
(Registrant)

Date: January 3, 2013
	By:	/s/ Sean A. Power
Sean A. Power Chief Financial Officer